SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.     )

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AXA PREMIER VIP TRUST
(Name of Registrant as Specified in Its Charter)

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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA PREMIER VIP TRUST

INFORMATION STATEMENT DATED FEBRUARY     , 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about new investment sub-advisers for the following portfolios, each, a series of AXA Premier VIP Trust (the “Trust”):

•	Multimanager Aggressive Equity Portfolio (“Aggressive Equity Portfolio”);
•	Multimanager Core Bond Portfolio (“Core Bond Portfolio”);
•	Multimanager Health Care Portfolio (“Health Care Portfolio”);
•	Multimanager High Yield Portfolio (“High Yield Portfolio”);
•	Multimanager International Equity Portfolio (“International Equity Portfolio”);
•	Multimanager Large Cap Core Equity Portfolio (“Large Cap Core Equity Portfolio”);
•	Multimanager Large Cap Growth Portfolio (“Large Cap Growth Portfolio”);
•	Multimanager Large Cap Value Portfolio (“Large Cap Value Portfolio”);
•	Multimanager Mid Cap Growth Portfolio (“Mid Cap Growth Portfolio”);
•	Multimanager Mid Cap Value Portfolio (“Mid Cap Value Portfolio”);
•	Multimanager Small Cap Growth Portfolio (“Small Cap Growth Portfolio”);
•	Multimanager Small Cap Value Portfolio (“Small Cap Value Portfolio”); and
•	Multimanager Technology Portfolio (“Technology Portfolio”)

together, (the “Portfolios”).

The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104.

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust and AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares. Each is located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At regular meetings of the Board of Trustees of the Trust held on September 24, 2008 and December 11, 2008, respectively, and a special meeting of the Board of Trustees held on January 30, 2009, the Board of Trustees, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Trust, the Investment Manager, the Advisers or the Distributors (“Independent Trustees”), unanimously approved the

Investment Manager’s proposals to (1) to replace TCW Investment Management Company (“TCW”) as an Adviser to an allocated portion of the Mid Cap Value Portfolio with Tradewinds Global Investors, LLC (“Tradewinds” or “New Adviser”) and (2) appoint SSgA Funds Management, Inc. (“SSgA FM” or “New Adviser”) as an Adviser to one or more allocated portions of each Portfolio that are designed to achieve the performance returns of a specific index with minimal tracking error (each, an “Index Allocated Portion”). The Investment Manager’s proposal with respect to the appointment of Tradewinds was based on its evaluation of certain performance-related information at TCW and its proposal with respect to SSgA FM was based on a determination to alter the composition of each Portfolio to leverage the benefits of active and passive management while limiting the challenges that each approach faces. The other current Advisers of each Portfolio are listed below:

Portfolio	Advisers
Aggressive Equity Portfolio	• AllianceBernstein L.P. (“Alliance Bernstein”) • Clearbridge Advisors, LLC • Legg Mason Capital Management, Inc. • Marsico Capital Management, LLC (“Marsico”)

Core Bond Portfolio	• BlackRock Financial Management, Inc. • Pacific Investment Management Company LLC (“PIMCO”)

Health Care Portfolio	• Invesco Aim Capital Management, Inc. • RCM Capital Management LLC (“RCM”) • Wellington Capital Management Company, LLP (“Wellington”)

High Yield Portfolio	• PIMCO • Post Advisory Group, LLC

International Equity Portfolio	• AllianceBerstein • JPMorgan Investment Management Inc. • Marsico

Large Cap Core Equity Portfolio	• AllianceBerstein • Janus Capital Management LLC • Thornburg Investment Management, Inc.

Large Cap Growth Portfolio	• Goodman & Co. NY Ltd. • T. Rowe Price Associates, Inc. • Westfield Capital Management LP

Large Cap Value Portfolio	• AllianceBernstein • Institutional Capital LLC • MFS Investment Management

Mid Cap Growth Portfolio	• AllianceBernstein • Franklin Advisers, Inc. • Wellington

Mid Cap Value Portfolio	• AXA Rosenberg Investment Management LLC • Wellington

Small Cap Growth Portfolio	• Eagle Asset Management, Inc. • Wells Capital Management Inc.

Small Cap Value Portfolio	• Franklin Advisory Services, LLC • Lazard Asset Management LLC • Pacific Global Investment Management Company

Technology Portfolio	• Firsthand Capital Management, Inc. • RCM • Wellington

AXA Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each of the Portfolios among the Advisers.

Factors Considered by the Board

In approving each new Investment Advisory Agreement (“Agreement”), the Board considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the Portfolios. The Board further considered factors it deemed relevant with respect to each Portfolio, including, as applicable: (1) the nature, quality and extent of the services to be provided to the Portfolio by the New Adviser(s) and its affiliates; (2) the performance of the New Adviser(s) and, where available, the performance of comparable accounts advised by the New Adviser(s) as compared to an appropriate benchmark or peer group; (3) the level of the management and proposed sub-advisory fees; (4) the costs of the services provided and profits realized by the Manager and its affiliates from their relationship with the Portfolio; (5) the anticipated effect of growth and size on the Portfolio’s expenses; and (6) the “fall out” benefits to be realized by the New Adviser(s) and its affiliates (i.e., any direct or indirect benefits to be derived by the New Adviser(s) and its affiliates from their relationships with the Trust). In considering the Agreements, the Board did not identify any single factor or information as all-important or controlling. In addition, in connection with its evaluation of the fees to be paid under each Agreement, the Board reviewed fee information for comparable accounts managed by the New Adviser, where available. In this connection, the Board determined that the Manager’s management fee and profitability with respect to each Portfolio and each Portfolio’s overall expense ratios generally were more significant to the Board’s evaluation of the fees and expenses of the Portfolios than the New Adviser’s costs and profitability. Based on these considerations and the information described below, the Board was satisfied, with respect to each New Adviser and each Portfolio, that (1) the Portfolio was reasonably likely to benefit from the nature, quality and extent of the New Adviser’s services, (2) the New Adviser’s compensation is fair and reasonable, (3) the New Adviser’s advisory fee schedule reflects economies of scale that may be realized as the New Adviser’s allocated portion(s) of the Portfolio grows, and (4) the historical performance of the New Adviser and, where applicable, the performance of the New Adviser’s comparable account(s) has been reasonable. Based on the foregoing, the Board, including the Independent Trustees, unanimously approved each Agreement. As a result of the Board of Trustees’ determination, Tradewinds became an Adviser of the Mid Cap Value Portfolio effective as of December 1, 2008 and SSgA FM became an Adviser to the Portfolios effective as of January 15, 2009. Please note, however, that with respect to the High Yield Portfolio, it is anticipated that SSgA FM will not begin to manage the Index Allocation Portions of the Portfolio until on or about May 1, 2009.

Information Regarding the Investment Advisory Agreements

Except as to effective date and compensation, the terms of the new Agreement between AXA Equitable and Tradewinds with respect to the Mid Cap Value Portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and the prior Adviser.

Each new Agreement provides that it will remain in effect for its initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. Each new Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees or by the vote of a majority of the outstanding voting securities of the respective portfolio, on sixty days’ written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days’ written notice to the Trust and the other party. Each new Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is terminated for any other reason.

Each new Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser or its affiliates with respect to its respective portfolio, except that nothing in the Agreement limits the New Adviser’s or its affiliates liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its respective portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser or its affiliates to AXA Equitable or the Trust.

Under the old Investment Advisory Agreement between AXA Equitable and TCW with respect to the Mid Cap Value Portfolio, dated as of July 31, 2006, as amended, TCW received an advisory fee based on the assets of the Mid Cap Value Portfolio allocated to TCW (the “TCW Allocated Portion”) as follows: 0.55% of the TCW Allocated Portion’s average daily net assets up to and including $100 million; and 0.45% of the TCW Allocated Portion’s average daily net assets in excess of $100 million. For the fiscal year ended December 31, 2008, TCW received $1,348,292.05 in advisory fees with respect to the Mid Cap Value Portfolio. The Board of Trustees most recently approved the old Investment Advisory Agreement between AXA Equitable and TCW with respect to the Mid Cap Value Portfolio on July 24, 2008.

Information Regarding the New Advisers

Tradewinds Global Investors, LLC

As one of the Advisers to the Mid Cap Value Portfolio, while seeking to achieve the portfolio’s investment objective of long-term capital growth in its allocated portion of the Mid Cap Value Portfolio (“Tradewinds Allocated Portion”), Tradewinds generally will invest in companies that it believes trade at attractive absolute valuations, offer good downside protection/risk-reward and possess strong franchise quality. Tradewinds’ investment process is distinguished by deep specialization, fundamental analysis and transparency and emphasizes a bottom-up, stock driven process. In so doing, Tradewinds seeks to identify companies with attributes including sustainable competitive advantages, strong or improving fundamentals, renewed management focus, product leadership, industry consolidation, company restructuring, new management, excessive pessimism, misperceived balance sheets, and hidden assets not being correctly valued by the markets. The principal risks of investing in the Mid Cap Value Portfolio are listed in the Trust Prospectus under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

David B. Iben, CFA will be responsible for the day-to-day management of the Tradewinds Allocated Portion. Mr. Iben is Chief Investment Officer and Executive Managing Director of Tradewinds and joined Tradewinds in 2006 as an investment professional. Prior to joining Tradewinds, Mr. Iben was a portfolio manager at NWQ Investment Management Company, an affiliate of Tradewinds, from 2000 to 2006. He has more than 27 years of investment experience.

Tradewinds is a limited liability company whose sole business is investment management. Tradewinds’ primary office is located at 2049 Century Park East, 20th Floor, Los Angeles, California 90067. Tradewinds is a wholly owned subsidiary of NWQ Holdings LLC, which is a wholly owned subsidiary of Nuveen Investments, Inc. (“Nuveen”), which is located at 333 West Wacker Drive, Chicago, Illinois 60606. In November 2007, Nuveen was acquired by investors led by Madison Dearborn Partners V-A&C, L.P., a private equity investment firm located at Three First National Plaza, Suite 4600, Chicago, Illinois 60602, and Merrill Lynch & Co., Inc., 4 World Financial Center, New York, New York 10080, which is owned by Bank of America Corporation, Bank of America Corporate Center, 100 N. Tryon St., Charlotte, NC 28255. Tradewinds’ directors and principal executive officers include: David Iben, Chief Investment Officer and Managing Director, Paul Hechmer, Managing Director and Portfolio Manager, and Constance Lawton, Co-President and Executive Managing Director. The address of each of these individuals is 2049 Century Park East, 20th Floor, Los Angeles, California 90067. As of December 31, 2008, Tradewinds had approximately $20.6 billion in assets under management.

For its services to the Mid Cap Value Portfolio, Tradewinds receives an advisory fee based on the assets of the Mid Cap Value Portfolio allocated to Tradewinds (“Tradewinds Mid Cap Allocated Portion”) as follows: 0.55% of the Tradewinds Mid Cap Allocated Portion’s average daily net assets up to and including $200 million and 0.605% of the Tradewinds Mid Cap Allocated Portion’s average daily net assets over $200 million. It is expected that the Tradewinds Mid Cap Allocated Portion will not exceed $500 million. The new advisory fee represents a 15% decrease as compared to the fee under the old Investment Advisory Agreement. Had the new advisory fee been in effect during the fiscal year ended December 31, 2008, Tradewinds would have received $1,141,282.81 in advisory fees. AXA Equitable (and not the Mid Cap Value Portfolio) is responsible for the payment of advisory fees to Tradewinds. The management fee for the portfolio will not change as a result of appointing Tradewinds as an Adviser to the portfolio.

Tradewinds currently does not advise any other comparable funds subject to the Investment Company Act of 1940.

SSgA Funds Management, Inc.

As one of the Advisers to the Portfolios, it is anticipated that SSgA FM, as Adviser to each Portfolio’s Index Allocated Portion(s), will seek to achieve for the Index Allocated Portion(s) of each Portfolio the total return before expenses that approximates the total return of the specific index(es) identified below opposite the name of the Portfolio:

Portfolio	Index

Aggressive Equity Portfolio	Russell 3000 Growth Index

Core Bond Portfolio	Barclays Capital U.S. Aggregate Bond Index

Health Care Portfolio	S&P North American Health Care Sector Index

High Yield Portfolio	Barclays Capital U.S. Aggregate Bond Index Barclays Capital U.S. Corporate High Yield Index

International Equity Portfolio	Morgan Stanley Capital International EAFE Index

Large Cap Core Equity Portfolio	S&P 500 Index

Large Cap Growth Portfolio	Russell 1000 Growth Index

Large Cap Value Portfolio	Russell 1000 Value Index

Mid Cap Growth Portfolio	Russell 2500 Growth Index

Mid Cap Value Portfolio	Russell 2500 Value Index

Small Cap Growth Portfolio	Russell 2000 Growth Index

Small Cap Value Portfolio	Russell 2000 Value Index

Technology Portfolio	S&P North American Technology Sector Index

With the exception of the High Yield Portfolio, the investment objective of each Portfolio will remain the same, and the investment policies of each Portfolio, as described in the Portfolios’ Prospectus, as supplemented, will remain the same. It is anticipated that on or about May 1, 2009, the High Yield Portfolio will convert to a multi-sector bond portfolio seeking exposure to the total bond market. It is also anticipated that on or about this date the name of the High Yield Portfolio will change in connection with this conversion to the “Multimanager Multi-Sector Bond Portfolio.” The Trust anticipates providing contractholders with additional information regarding the conversion of the High Yield Portfolio to a multi-sector bond portfolio in the near future.

With the exception of the Core Bond Portfolio and High Yield Portfolio, SSgA FM generally will utilize a passive, full replication investment style for the Index Allocated Portion of each Portfolio in which each Index Allocated Portion will own the same stock and sectors in approximately the same weights as each respective index identified above. Due to this passive investment style, SSgA FM will seek to achieve for the Index Allocated Portion of these Portfolios the total return (before expenses) that approximates the total return of the specific index identified above opposite the name of the Portfolio while maintaining as minimal tracking error as possible.

With respect to the Index Allocated Portion of the Core Bond Portfolio and one of the Index Allocated Portions of the High Yield Portfolio, SSgA FM will generally utilize a stratified sampling approach to seek to achieve for the Index Allocated Portion of the Portfolio the total return (before taxes) that approximates the total return of the Barclays Capital U.S. Aggregate Bond Index, including reinvestment of coupon payments, at a risk level consistent with that of the index. In this connection, SSgA FM generally will invest in a well-diversified portfolio that is representative of the domestic investment grade bond market, including U.S. Treasury, agency, credit, mortgage-backed securities and asset-backed securities. Further, the Index Allocated Portion will be managed at all times duration neutral to the Index, and overall sector and quality weightings are closely replicated to the Barclays Capital U.S. Aggregate Bond Index, with individual security selection based upon criteria generated by SSgA FM’s credit and research group, security availability, and SSgA FM’s analysis of the impact on the portfolio’s weightings.

With respect to the second Index Allocated Portion of the High Yield Portfolio, SSgA FM will generally utilize a stratified sampling approach to seek to achieve for the Index Allocated Portion of the Portfolio the total return (before taxes) that approximates the total return of the Barclays Capital U.S. Corporate High Yield Index, including reinvestment of coupon payments, at a risk level consistent with that of the index. In this connection, SSgA FM generally will invest in a well-diversified portfolio that attempts to replicate the characteristics of the Barclays Capital U.S. Corporate High Yield Index, including with respect to duration, issuer market weight, credit quality and industry. In seeking to replicate the broad high yield fixed income market, SSgA FM also attempts to control portfolio risk at both the index level and at the portfolio construction level by limiting exposure to any one particular issuer as well as limiting the exposure to the lower ranges of the high yield sector.

The principal risks of investing in the each Portfolio are listed in the Trust Prospectus, as supplemented, under the heading “Principal Investment Risks.” These risks are discussed in more detail under the heading “More About Investment Strategies & Risks” in the Trust Prospectus.

Portfolio managers Lynn Blake and John Tucker of SSgA FM’s Global Structured Products Team will jointly and primarily have responsibility for the day-today management of the Aggressive Equity Portfolio; Health Care Portfolio; International Equity Portfolio; Large Cap Core Equity Portfolio; Large Cap Growth Portfolio; Large Cap Value Portfolio; Mid Cap Growth Portfolio; Mid Cap Value Portfolio; Small Cap Growth Portfolio; Small Cap Value Portfolio and Technology Portfolio. Ms. Blake is a Principal of SSgA FM, Senior Managing Director of State Street Global Advisors (“SSgA”) and the Head of Non-US Markets in the Global Structured Products Group. Ms. Blake joined SSgA in 1987, and is currently responsible for overseeing the management of all non-US equity index strategies as well as serving as portfolio manager for several non-US equity index portfolios. Mr. Tucker is a Principal of SSgA FM, Managing Director of SSgA and Head of US Equity Markets in the Global Structured Products Group. Mr. Tucker joined State Street in 1988 and is currently responsible for overseeing the management of all U.S. equity Index strategies and exchange traded funds. Mr. Tucker manages numerous equity index portfolios and works closely with the other Unit Heads in the group.

SSgA FM’s Fixed Income Index Team will manage the Index Allocated Portion(s) of the Core Bond Portfolio and High Yield Portfolio. Portfolio managers John Kirby and Mike Brunell will jointly and primarily have responsibility for the day-to-day management of the Index Allocated Portion of the Core Bond Portfolio and one Index Allocated Portion of the High Yield Portfolio. Mr. Kirby and portfolio manager Elya Schwartzman will jointly and primarily have responsibility for the day-to-day management of the High Yield Portfolio’s second Index Allocated Portion. Mr. Kirby is a Principal of SSgA FM and a Vice President of SSgA. Mr. Kirby is the head of the firm’s Fixed Income Index team and has managed the product since 1999 and portfolios within the group since 1997. Mr. Brunell is a Principal of SSgA FM and SSgA. Mr. Brunell has been a member of the Fixed Income Index team since 2004. In his current role as part of the Beta solutions group, Mr. Brunell is responsible for developing and managing funds against a variety of conventional and custom bond index strategies, including fixed income exchange traded funds, which were established in 2007. Prior to joining the investment group, Mr. Brunell was responsible for managing the US Bond Operations team, which he had been a member of since 1997. Mr. Schwartzman is a Principal of SSgA FM, Vice President of SSgA and a member of the Passive Fixed Income Team. Previously, Mr. Schwartzman spent ten years as an analyst and portfolio manager in the Active Credit group, covering a broad group of industry sectors in both investment grade and speculative grade markets. He joined SSgA in 1999 and has been working in the Fixed Income field since 1996.

SSgA FM is a wholly owned subsidiary of State Street Corporation, a publicly traded company. Both SSgA FM and State Street Corporation are located at State Street Financial Center, One Lincoln Street, Boston, MA 02111. As of September 30, 2008, SSgA FM had over $157 billion in assets under management. SSgA FM and other advisory affiliates of State Street Corporation make up SSgA, the investment management arm of State Street Corporation. SSgA is the largest institutional fund management company in the world with $1.69 trillion in assets under management as of September 30, 2008. SSgA provides complete global investment management services from offices in North America, South America, Europe, Asia, Australia and the Middle East.

Directors and principal executive officers of SSgA FM include: James E. Ross, President and Director; Peter G. Leahy, Director; Thomas P. Kelley, Treasurer; Tracy A. Atkinson, Chief Compliance Officer and Phil Gillespie, Director and Chief Legal Officer. The address of each of these individuals is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

For its services to the Portfolios, SSgA FM receives an advisory fee based on the assets of the Portfolios as indicated in the following table:

Portfolio	Advisory Fee
Aggressive Equity Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Core Bond Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $2 billion; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $2 billion

Health Care Portfolio*	0.04% of the Index Allocated Portion’s average daily net assets up to and including $100 million; 0.03% of the Index Allocated Portion’s average daily net assets in excess of $100 million up to and including $600 million; 0.0275% of the Index Allocated Portion’s average daily net assets in excess of $600 million

High Yield Portfolio*	0.08% of both Index Allocated Portions’ average daily net assets up to and including $150 million; 0.06% of both Index Allocated Portions’ average daily net assets in excess of $150 million

International Equity Portfolio*	0.04% of the Index Allocated Portion’s average daily net assets up to and including $100 million; 0.03% of the Index Allocated Portion’s average daily net assets in excess of $100 million up to and including $600 million; 0.0275% of the Index Allocated Portion’s average daily net assets in excess of $600 million

Large Cap Core Equity Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Portfolio	Advisory Fee
Large Cap Growth Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Large Cap Value Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Mid Cap Growth Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Mid Cap Value Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Small Cap Growth Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Small Cap Value Portfolio*	0.02% of the Index Allocated Portion’s average daily net assets up to and including $150 million; 0.015% of the Index Allocated Portion’s average daily net assets in excess of $150 million

Technology Portfolio*	0.04% of the Index Allocated Portion’s average daily net assets up to and including $100 million; 0.03% of the Index Allocated Portion’s average daily net assets in excess of $100 million up to and including $600 million; 0.0275% of the Index Allocated Portion’s average daily net assets in excess of $600 million

*	Fees to be paid with respect to this Portfolio shall be based only on the portion of the Portfolio’s average daily net assets advised by the Adviser, which may be referred to as the “Index Allocated Portion.”

AXA Equitable and not each Portfolio is responsible for the payment of advisory fees to SSgA FM. In connection with the appointment of SSgA FM as the Adviser to the Index Allocated Portion(s) of each Portfolio, effective as of January 1, 2009, the management fee with respect to each portfolio is as follows:

Portfolio	First $750 Million	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
Aggressive Equity	0.600%	0.550%	0.525%	0.500%	0.475%
Large Cap Core Equity	0.700%	0.650%	0.625%	0.600%	0.575%
Large Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
Large Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%

Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
International Equity	0.850%	0.800%	0.775%	0.750%	0.725%
Technology	0.950%	0.900%	0.875%	0.850%	0.825%
Health Care	0.950%	0.900%	0.875%	0.850%	0.825%
Small Cap Growth	0.850%	0.800%	0.775%	0.750%	0.725%
Small Cap Value	0.850%	0.800%	0.775%	0.750%	0.725%

Portfolio	First $1.25 Billion	Next $1 Billion	Next $1 Billion	Next $2.5 Billion	Thereafter
Core Bond	0.550%	0.525%	0.500%	0.475%	0.450%

Portfolio	First $500 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
High Yield	0.550%	0.525%	0.500%	0.480%	0.470%

Information regarding other comparable funds for which SSgA FM serves as an adviser is provided in Appendix A to this Information Statement.

* * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Portfolios may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended December 31, 2008, the following Portfolios paid the amounts indicated to the affiliated broker-dealers of the Manager or Co-distributors or affiliates of the Advisers to each Portfolio:

Portfolio	Affiliated Broker-Dealer	Aggregate Broker Commissions Paid	Percentage of Total Brokerage Commissions		Percentage of Transactions (Based on Dollar Amounts)
Aggressive Equity Portfolio		$		%		%
Health Care Portfolio		$		%		%
International Equity Portfolio		$		%		%
Large Cap Growth Portfolio		$		%		%
Large Cap Value Portfolio		$		%		%
Mid Cap Growth Portfolio		$		%		%
Mid Cap Value Portfolio		$		%		%
Small Cap Growth Portfolio		$		%		%
Technology Portfolio		$		%		%

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than [99%] of the Trust’s shares as of January 31, 2009. AXA Equitable is organized as a New York corporation and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of January 31, 2009, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to [less than one percent] of the beneficial interest of each of the Portfolios.

[The following table sets forth information regarding the shareholders who beneficially owned more than 5% of any class of shares of each of the Portfolios as of January 31, 2009.]

Shareholder	Portfolio	Number of Shares Owned/Class	Percentage of Class
Aggressive Equity Portfolio

Core Bond Portfolio

Health Care Portfolio

High Yield Portfolio

International Equity Portfolio

Large Cap Core Equity Portfolio

Large Cap Growth Portfolio

Large Cap Value Portfolio

Mid Cap Growth Portfolio

Mid Cap Value Portfolio

Small Cap Growth Portfolio

Small Cap Value Portfolio

Technology Portfolio

A copy of the Trust’s 2009 Annual Report is enclosed.

Appendix A

SSgA Funds Management, Inc.

Name of Fund	Net Assets (as of 12/31/08)	Advisory Fee Rate (% of net assets)
Barclays Capital U.S. Aggregate Bond Index Comparable Accounts
Sample U.S. Aggregate Account #1	$63,865,497	4.5 bps on the first $500 mil 2.5 bps on the next $4.5 bil 1.5 bps thereafter
Sample U.S. Aggregate Account #2	$1,173,480836	2 bps on all assets

Sample U.S. Aggregate Account #3	$65,171115	2 bps on all assets

Sample U.S. Aggregate Account #4	$181,646,496	6 bps on the first $100 mil 3 bps on the next $400 mil 2 bps thereafter

Morgan Stanley Capital International EAFE Index Comparable Account

Sample MSCI EAFE Account #1	$19,493,254	4.5 bps on the first $500 mil 2.5 bps on the next $4.5 bil 1.5 bps thereafter

Sample MSCI EAFE Account #2	$1,139,162,821	4 bps on the first 100 mil 3 bps on the next 500 mil 2.75 bps thereafter

Sample MSCI EAFE Account #3	$60,947,255	10 bps on the first $50 mil 8 bps on the next $50 mil 6 bps on the next $400 mil 4 bps thereafter

Sample MSCI EAFE Account #4	$12,255,292	15 bps on the first $50 mil 10 bps on the next $50 mil 5 bps thereafter

Sample MSCI EAFE Account #5	$67,803,776	8 bps on the first $100 mil 6 bps thereafter

S&P 500 Index Comparable Accounts

Sample S&P 500 Account #1	$781,572,008	2 bps on the first $150 mil 1.5 bps thereafter

Sample S&P 500 Account #2	$94,193,042	5 bps on the first $100 mil 4 bps on the next $200 mil 3 bps thereafter

Sample S&P 500 Account #3	$209,066,438	5 bps on the first $100 mil 4 bps on the next $200 mil 3 bps thereafter

Sample S&P 500 Account #4	$187,544,355	3 bps on the first $50 mil 2 bps on the next $200 mil 1 bps on the next $750 mil .8 bps thereafter

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Sample S&P 500 Account #5	$409,637,136	1.5 bps on the first $1 bil 1 bps thereafter

Sample S&P 500 Account #6	$192,599,425	5 bps on the first $150 mil 4 bps on the next $150 mil 2 bps thereafter

Sample S&P 500 Account #7	$1,056,686,700	1 bps on all assets

Russell 1000 Growth Index Comparable Accounts

Sample Russell 1000 Growth Account #1	$1,772,363,916	2 bps on the first $150 mil 1.5 bps thereafter

Sample Russell 1000 Growth Account #1	$122,331,205	4 bps on all assets

Sample Russell 1000 Growth Account #1	$141,824,850	4 bps on all assets

Russell 1000 Value Index Comparable Accounts

Sample Russell 1000 Growth Account #1	$89,108,643	2 bps on the first $150 mil 1.5 bps thereafter

Sample Russell 1000 Growth Account #1	$122,299,827	4 bps on all assets

Sample Russell 1000 Growth Account #1	$129,375,294	4 bps on all assets

SSgA FM currently does not manage any accounts with investment strategies comparable to the Aggressive Equity Portfolio, Health Care Portfolio, High Yield Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Small Cap Growth Portfolio, Small Cap Value Portfolio or the Technology Portfolio.

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